Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated December 30, 2019, for Stone Ridge Trust III for the year ended October 31, 2019 in the Registration Statement (Form N-14) of Stone Ridge Trust, filed with the Securities and Exchange Commission under the Securities Act of 1933.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

October 20, 2020